Exhibit 99.1

Press Release

March 28, 2012	Contact Information:

For Immediate Release	Mark Peterson
Senior Vice President and Chief Financial Officer
414.643.3000

FOR IMMEDIATE RELEASE

Rexnord Corporation Announces Pricing of Initial Public Offering

MILWAUKEE, March 28, 2012 - Rexnord Corporation announced today that it has priced its initial public offering of 23,684,211 shares of common stock at $18.00 per share. The shares are expected to begin trading tomorrow, March 29, 2012, on the New York Stock Exchange under the ticker symbol "RXN." Rexnord has granted the underwriters an option to purchase up to an additional 3,552,631 shares of common stock.

Rexnord expects to receive net proceeds of approximately $399.0 million after deducting underwriting commissions and other expenses of approximately $27.3 million, assuming the underwriters do not exercise their option. Rexnord intends to use the proceeds to redeem $300.0 million of 11.75% senior subordinated notes due 2016, plus pay early redemption premiums of $17.6 million and approximately $7.4 million of accrued interest through the estimated redemption date. Rexnord also intends to use the proceeds to pay Apollo Management, L.P. a $15.0 million fee in connection with the termination of its existing management services agreement. The remaining net cash will be retained for general corporate purposes.

BofA Merrill Lynch, Goldman, Sachs & Co., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and Barclays Capital Inc. are acting as joint book-running managers in connection with the offering.

A registration statement relating to these securities has been filed with, and declared effective on March 28, 2012 by, the Securities and Exchange Commission. The offering of these securities is being made only by means of a written prospectus forming part of the effective registration statement. A copy of the final prospectus related to the offering will be filed with the Securities and Exchange Commission, which may be obtained by request, when available, from BofA Merrill Lynch, 4 World Financial Center, New York, NY 10080, or by email: dg.prospectus_requests@baml.com; Goldman, Sachs & Co., Attention: Prospectus Department, 200 West Street, New York, NY 10282-2198, phone (866) 471-2526 or by email: prospectus-ny@ny.email.gs.com; Credit Suisse Securities (USA) LLC, Prospectus Department, One Madison Avenue, New York, NY 10010, phone: (800) 221-1037 or by email: newyork.prospectus@credit-suisse.com; Deutsche Bank Securities Inc., Attn: Prospectus Department, Harborside Financial Center, 100 Plaza One, Jersey City, NJ 07311-3988, phone: (800) 503-4611, or by email: prospectus.cpdg@db.com; Barclays Capital Inc., by mail at c/o Barclays Capital Inc. at Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or phone: (888) 603-5847.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state or jurisdiction.

About Rexnord Corporation

Rexnord® is a multi-platform diversified global industrial company. Within our platforms, we serve a diverse array of growing, global end markets by offering what we believe are leading market shares and highly trusted brands that serve a diverse array of global end markets. Within Process & Motion Control, we design, manufacture, market and service specified, highly engineered mechanical components used within complex systems where our customers' reliability requirements and the cost of failure or downtime are extremely high. Within Water Management, we design, procure, manufacture and market products that provide and enhance water quality, safety, flow control and conservation, in which customers specify our products due to performance, life cycle and project cost, and our service levels. Founded in 1892, Rexnord is headquartered in Milwaukee, Wisconsin, U.S.A. and employs approximately 7,400 associates worldwide.

Cautionary Statement on Forward-Looking Statements

Information referenced in this release may involve guidance, expectations, beliefs, plans, intentions or strategies regarding the future. These forward-looking statements involve risks and uncertainties. All forward-looking statements included in this release are based upon information available to Rexnord as of the date of the release, and Rexnord assumes no obligation to update any such forward-looking statements. The statements in this release are not guarantees of future performance and actual results could differ materially from current expectations. Numerous factors could cause or contribute to such differences. Please refer to Rexnord Corporation's Registration Statement on Form S-1 (file no. 333-174505) as filed with the Securities and Exchange Commission, including under the caption “Risk Factors,” for a further discussion of the factors and risks that could impact our business or future results.